Exhibit 4.1(e)

EXECUTION VERSION

SECOND AMENDMENT TO CREDIT AGREEMENT; FIRST AMENDMENT TO INTERCREDITOR AGREEMENT; AND FIRST AMENDMENT TO FIRST-LIEN GUARANTEE AND COLLATERAL AGREEMENT

This SECOND AMENDMENT TO CREDIT AGREEMENT; FIRST AMENDMENT TO INTERCREDITOR AGREEMENT; AND FIRST AMENDMENT TO FIRST-LIEN GUARANTEE AND COLLATERAL AGREEMENT, dated as of February 28, 2013 (collectively, this “Second Amendment”), among UNIVISION COMMUNICATIONS INC. and UNIVISION OF PUERTO RICO INC., as Borrowers (the “Borrowers”), DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent under the Credit Agreement and as First-Lien Collateral Agent (as each such term is defined below), the 2013 New First-Lien Term Loan Lenders (as defined below) party hereto, the 2013 Converting Existing First-Lien Term Loan Lenders (as defined below) party hereto, the 2013 Converting Extended First-Lien Term Loan Lenders (as defined below) party hereto, the 2013 Extended Revolving Credit Lenders (as defined below) party hereto and certain Lenders (as defined below) party hereto constituting the Required Lenders under, and as defined in, the Credit Agreement (the “Required Lenders”).

WHEREAS, the Borrowers have previously entered into that certain Credit Agreement, dated as of March 29, 2007, as amended as of June 19, 2009, as amended and restated as of October 26, 2010 and as further amended as of August 21, 2012 (as the same has been so amended prior to the date hereof, the “Credit Agreement”), among the Borrowers, the lenders from time to time party thereto (the “Lenders”), and DEUTSCHE BANK AG NEW YORK BRANCH (“DBNY”), as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and the other agents party thereto.

WHEREAS, the Borrowers, various subsidiaries of the Borrowers and DBNY, as first-lien collateral agent (in such capacity, the “First-Lien Collateral Agent”), have previously entered into that certain First-Lien Guarantee and Collateral Agreement, dated as of March 29, 2007 (as in effect immediately prior to the date hereof, the “First-Lien Guarantee and Collateral Agreement”).

WHEREAS, the Borrowers, various subsidiaries of the Borrowers, the First-Lien Collateral Agent and DBNY, as second-lien collateral agent, have previously entered into that certain Intercreditor Agreement, dated as of March 29, 2007 (as in effect immediately prior to the date hereof, the “Intercreditor Agreement”).

WHEREAS, the Borrowers have requested, and (a) the Persons party hereto as “2013 Converting Existing First-Lien Term Loan Lenders” (the “2013 Converting Existing First-Lien Term Loan Lenders”) have agreed, subject to the terms and conditions contained herein and in the Credit Agreement (as amended hereby) to convert all or a portion of their Existing First-Lien Term Loans into 2013 Converted Existing First-Lien Term Loans in a principal amount for each such 2013 Converting Existing First-Lien Term Loan Lender (as each such term is defined below) equal to its Allocated Existing Term Loan Conversion Amount (as such term is defined in the Credit Agreement as amended hereby), (b) the Persons party hereto as “2013 Converting Extending First-Lien Term Loan Lenders” (the “2013 Converting Extending First-Lien Term Loan Lenders”) have agreed, subject to the terms and conditions contained herein and in the

Credit Agreement (as amended hereby) to convert all or a portion of their Extended First-Lien Term Loans into 2013 Converted Extended First-Lien Term Loans in a principal amount for each such 2013 Converting Extended First-Lien Term Loan Lender (as each such term is defined below) equal to its Allocated Extended Term Loan Conversion Amount (as such term is defined in the Credit Agreement as amended hereby) and (c) the Persons party hereto as “2013 New First-Lien Term Loan Lenders” (the “2013 New First-Lien Term Loan Lenders”) have agreed to make, subject to the terms and conditions contained herein and in the Credit Agreement (as amended hereby), 2013 New First-Lien Term Loans (as defined in the Credit Agreement as amended hereby).

WHEREAS, the Borrowers have requested, and the Persons party hereto as “2013 Extended Revolving Credit Lenders” (the “2013 Extended Revolving Credit Lenders”), have agreed to provide, subject to the terms and conditions contained herein and in the Credit Agreement (as amended hereby), 2013 Extended Revolving Credit Commitments (as defined in the Credit Agreement as amended hereby) in an aggregate principal amount of $487,622,405.27.

WHEREAS, in accordance with Section 9.08 of the Credit Agreement, the Borrowers have requested, and the Administrative Agent, the First-Lien Collateral Agent, the Required Lenders, each 2013 New First-Lien Term Loan Lender, each 2013 Converting Existing First-Lien Term Loan Lender, each 2013 Converting Extended First-Lien Term Loan Lender and each 2013 Extended Revolving Credit Lender have agreed, to amend and waive certain provisions of the Credit Agreement, the Intercreditor Agreement and the First-Lien Guarantee and Collateral Agreement, in each case on the terms and subject to the conditions set forth herein.

WHEREAS, (i) each of Deutsche Bank Securities Inc. (“DBSI”), Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPFS”), Barclays Bank PLC (“Barclays”), Credit Suisse Securities (USA) LLC (“CS Securities”), Wells Fargo Securities, LLC (“Wells”), Natixis, New York Branch (“Natixis”) and Mizuho Corporate Bank, Ltd. (“Mizuho”) shall act as joint lead arrangers and joint book running managers, (ii) each of DBSI and MLPFS shall act as syndication agent and (iii) each of Barclays, CS Securities, Wells (on behalf of Wells Fargo Bank, N.A.), Natixis and Mizuho shall act as co-documentation agents, in each case with respect to this Second Amendment and the 2013 Converted Existing First-Lien Term Loans, 2013 Converted Extended First-Lien Term Loans, 2013 New First-Lien Term Loans and 2013 Extended Revolving Credit Commitments provided for hereunder.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Defined Terms; Rules of Construction. Capitalized terms used herein and not otherwise defined herein have the meanings assigned to such terms in the Credit Agreement or, if not defined therein, the Credit Agreement as amended hereby. The rules of construction specified in Sections 1.02 through 1.12 of the Credit Agreement shall apply to this Second Amendment, including the terms defined in the preamble and recitals hereto.

SECTION 2. Amendments to the Credit Agreement. (a) Effective as of the Second Amendment Effective Date (as defined below), and subject to the terms and conditions set forth herein, the Credit Agreement is hereby amended to incorporate the changes reflected in the redlined version of the Credit Agreement attached hereto as Annex A.

(b) Each Person executing this Second Amendment in its capacity as a 2013 New First-Lien Term Loan Lender, a 2013 Converting Existing First-Lien Term Loan Lender, a 2013 Converting Extended First-Lien Term Loan Lender or a 2013 Extended Revolving Credit Lender shall become (or, if already a Lender prior to the Second Amendment Effective Date, remain) a “Lender” and a “First-Lien Lender” under the Credit Agreement (as amended hereby) and shall be bound by the provisions of the Credit Agreement as a Lender holding (i) the 2013 New First-Lien Term Loan Commitments and 2013 New First-Lien Term Loans, in the case of all 2013 New First-Lien Term Loan Lenders, (ii) 2013 Converted Existing First-Lien Term Loans, in the case of all 2013 Converting Existing First-Lien Term Loan Lenders, (iii) 2013 Converted Extended First-Lien Term Loans, in the case of all 2013 Converting Extended First-Lien Term Loan Lenders or (iv) 2013 Extended Revolving Credit Commitments (and related Revolving Credit Exposure), in the case of all 2013 Extended Revolving Credit Lenders, as the case may be.

SECTION 3. Amendments to First-Lien Guarantee and Collateral Agreement. Effective as of the Second Amendment Effective Date, and subject to the terms and conditions set forth herein, the First-Lien Guarantee and Collateral Agreement is hereby amended as follows:

(a) Section 1.02 of the First-Lien Guarantee and Collateral Agreement is hereby amended by amending clause (b) of the definition of “Obligations” by deleting the text “Hedging Obligations” appearing therein and inserting the text “Secured Hedging Obligations” in lieu thereof;

(b) Section 1.02 of the First-Lien Guarantee and Collateral Agreement is hereby further amended by inserting in the appropriate alphabetical order the following new definitions:

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“ECP” shall have the meaning assigned to such term in the definition of Excluded Swap Obligation.

“Excluded Swap Obligation” shall mean, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder (each an “ECP”)

at the time the guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation; provided that with the written consent of the Administrative Agent and the Borrowers, a given Excluded Swap Obligation (determined as provided above without regard to this proviso) may be excluded from this definition. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal.

“Qualified ECP Guarantor” shall mean, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an ECP under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an ECP at such time by entering into a keepwell under Section1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Secured Hedging Obligations” shall mean all Hedging Obligations; provided, that in no circumstances shall Excluded Swap Obligations constitute Secured Hedging Obligations.

“Swap Obligation” shall mean, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

(c) Section 2 of the First-Lien Guarantee and Collateral Agreement is hereby amended by inserting the following new Section 2.07 immediately after Section 2.06:

“SECTION 2.07. Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this guarantee in respect of Swap Obligations constituting Hedging Obligations owing to a Hedge Creditor (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 2.07 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 2.07, or otherwise under this guarantee, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 2.07 shall remain in full force and effect until the Termination Date. Each Qualified ECP Guarantor intends that this Section 2.07 constitute, and this Section 2.07 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.”

(d) Section 4.03 of the First-Lien Guarantee and Collateral Agreement is hereby amended by inserting the following text immediately before the period (“.”) at the end of the first sentence of such Section:

“provided that, notwithstanding anything to the contrary in this Agreement, in no circumstances shall proceeds of Collateral constituting an asset of a Loan Party which is not a Qualified ECP Guarantor be applied towards the payment of any Secured Hedging Obligations”.

SECTION 4. Amendments to Intercreditor Agreement. Effective as of the Second Amendment Effective Date, and subject to the terms and conditions set forth herein, the Intercreditor Agreement is hereby amended as follows:

(a) Section 1.1 of the Intercreditor Agreement is hereby amended by inserting in the appropriate alphabetical order the following new definitions:

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“ECP” shall have the meaning assigned to such term in the definition of Excluded Swap Obligation.

“Excluded Swap Obligation” shall mean, with respect to any Grantor, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Grantor of, or the grant by such Grantor of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Grantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder (each an “ECP”) at the time the guarantee of such Grantor or the grant of such security interest becomes effective with respect to such Swap Obligation; provided that the parties hereto may consent in writing to exclude a given Excluded Swap Obligation (determined as provided above without regard to this proviso) from this definition. If a Swap Obligations arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal.

“Qualified ECP Guarantor” shall mean, in respect of any Swap Obligation, each Grantor that has total assets exceeding $10,000,000 at the time the relevant guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an ECP under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an ECP at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Secured Hedging Obligations” shall mean all Hedging Obligations; provided, that in no circumstances shall Excluded Swap Obligations constitute Secured Hedging Obligations.

“Swap Obligation” shall mean, with respect to any Grantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

(b) Clause (a) of Section 4.1 of the Intercreditor Agreement is hereby amended by inserting a return and the following text immediately before the period (“.”) at the end of such clause:

“provided that, notwithstanding anything to the contrary in this Agreement, in no circumstances shall proceeds of Collateral constituting an asset of a Grantor which is not a Qualified ECP Guarantor be applied towards the payment of any Secured Hedging Obligations”.

(c) Clause (b) of Section 4.1 of the Intercreditor Agreement is hereby amended by inserting a return and the following text immediately before the period (“.”) at the end of such clause:

“provided that, notwithstanding anything to the contrary in this Agreement, in no circumstances shall proceeds of Collateral constituting an asset of a Grantor which is not a Qualified ECP Guarantor be applied towards the payment of any Secured Hedging Obligations”.

(d) Clause (c) of Section 4.1 of the Intercreditor Agreement is hereby amended by inserting the following text at the end of sub-clause (y) therein:

“(it being understood and agreed that this definition shall at all times be subject to the proviso appearing at the end of clauses (a) and (b) above)”.

SECTION 5. Representations and Warranties. To induce the other parties hereto to enter into this Second Amendment, the Borrowers hereby represent and warrant to each other party hereto that, as of the Second Amendment Effective Date: (i) the Second Amendment has been duly authorized, executed and delivered by it and each of this Second Amendment, the Credit Agreement (as amended hereby) and the First-Lien Guarantee and Collateral Agreement (as amended hereby) constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law; (ii) after giving effect to this Second Amendment and the transactions contemplated by this Second Amendment, no Default or Event of Default has occurred and is continuing; (iii) the execution, delivery and performance of this Second Amendment and the performance of the Credit Agreement (as amended hereby), the First-Lien Guarantee and Collateral Agreement (as amended hereby), the incurrence of the 2013 New First-Lien Term Loans, the incurrence of the 2013 Converted Existing First-Lien Term Loans and 2013 Converted Extended First-Lien Term Loans pursuant to the 2013 Term Loan Conversion and the establishment of the 2013 Extended Revolving Credit Commitments (and the incurrence of any Revolving Credit Exposure pursuant thereto) (x) shall not violate any provision of (1) any applicable law, statute, rule or regulation or order of any Governmental Authority, (2) the certificate or articles of incorporation, bylaws or other constitutive documents of any Loan Party, (3) the Senior Notes Documentation, the New Senior Secured Notes Documentation or any indenture, security documents and/or other agreement governing the Additional Senior Secured Notes and all documentation delivered pursuant thereto, or (4) any other indenture, agreement or other instrument to which the US Borrower or any of its Restricted Subsidiaries is a party or by which any of them or any of their property is bound, (y) will not be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under or give rise to any right to require the prepayment, repurchase or redemption of any obligation under (1) the Senior Secured Notes Documentation, the New Senior Notes Documentation or any indenture, security documents and/or other agreement governing the Additional Senior Secured Notes and all documentation delivered pursuant thereto, or (2) any other such indenture, agreement or other instrument or (z) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Borrowers or any Restricted Subsidiary (other than Permitted Liens), except, with respect to clauses (x)(1), (x)(4), (y)(2) or (z) above to the extent that such violation, conflict, breach, default, or creation or imposition of Lien could not reasonably be expected to result in a Material Adverse Effect.

SECTION 6. Conditions of Effectiveness of this Second Amendment. This Second Amendment shall become effective as of the first date (the “Second Amendment Effective Date”) when each of the conditions set forth in this Section 6 shall have been satisfied (which, in the case of clauses (e), (f), and (g) below, may be substantially concurrent with the with the satisfaction of the other conditions specified below):

(a) The Administrative Agent shall have received duly executed counterparts hereof that, when taken together, bear the signatures of the Borrowers, each of the other Loan Parties, each of the 2013 New First-Lien Term Loan Lenders, each of the 2013 Converting Existing First-Lien Term Loan Lenders, each of the 2013 Converting Extended First-Lien Term Loan Lenders, each of the 2013 Extended Revolving Credit Lenders, the Lenders constituting Required Lenders, the Administrative Agent and the First-Lien Collateral Agent.

(b) The Administrative Agent shall have received a certificate signed by a Responsible Officer of the US Borrower certifying that the conditions precedent set forth in Section 4.01(b) and (c) of the Credit Agreement have been satisfied on and as of the Second Amendment Effective Date.

(c) The Administrative Agent shall have received a legal opinion of Weil, Gotshal & Manges LLP, special counsel to the Borrowers, addressed to the Lenders, the Agents, the Swingline Lenders and the Issuing Banks, dated the Second Amendment Effective Date, in form and substance reasonably satisfactory to the Administrative Agent.

(d) The Administrative Agent shall have received (i) a certificate from the Chief Financial Officer of the US Borrower in form and substance reasonably satisfactory to the Administrative Agent, certifying that, after giving effect to this Second Amendment, the US Borrower and its Restricted Subsidiaries (on a consolidated basis) are Solvent, (ii) a certificate of good standing (or subsistence) with respect to each Loan

Party from the Secretary of State (or similar official) of the State of such Loan Party’s organization (to the extent relevant and available in the jurisdiction of organization of such Loan Party) and (iii) a closing certificate executed by a Responsible Officer of each Borrower, dated the Second Amendment Effective Date, reasonably acceptable to the Administrative Agent, certifying as to the incumbency and specimen signature of each officer of a Loan Party executing this Second Amendment or any other document delivered in connection herewith on behalf of any Loan Party and attaching (A) a true and complete copy of the certificate of incorporation (or other applicable charter document) of the US Borrower, including all amendments thereto, as in effect on the Second Amendment Effective Date, certified as of a recent date by the Secretary of State (or analogous official) of the jurisdiction of its organization, that has not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (d)(ii) above, (B) a true and complete copy of the by-laws (or other applicable operating agreements) of each Borrower as in effect on the Second Amendment Effective Date, and (C) a true and complete copy of resolutions duly adopted by the Board of Directors (or equivalent governing body) of each Loan Party authorizing the execution, delivery and performance of this Second Amendment and the performance of the Credit Agreement (as amended by this Second Amendment) and the other Loan Documents and certifying that such resolutions have not been modified, rescinded or amended and are in full force and effect.

(e) The US Borrower shall have paid to the Administrative Agent, (i) for the account of each 2013 New First-Lien Term Loan Lender, an initial yield payment (the “2013 New First-Lien Term Loan Upfront Fee”) equal to 0.5% of the aggregate principal amount of the 2013 New First-Lien Term Loan to be funded by such 2013 New First-Lien Term Loan Lender on the Second Amendment Effective Date, (ii) for the account of each 2013 Converting First-Lien Term Loan Lender, an initial yield payment (the “2013 Converting First-Lien Term Loan Upfront Fee”) equal to 0.5% of the aggregate principal amount of (x) 2013 Converted Existing First-Lien Term Loans to be “funded” by such 2013 Converting First-Lien Term Loan Lender and (y) 2013 Converted Extended First-Lien Term Loans to be “funded” by such 2013 Converting First-Lien Term Loan Lender, in each case, on the Second Amendment Effective Date pursuant to the 2013 Term Loan Conversion and (iii) for the account of each 2013 Extended Revolving Credit Lender, an initial yield payment (the “2013 Extended Revolving Credit Upfront Fee”) equal to 0.5% of the aggregate amount of the 2013 Extended Revolving Credit Commitments, with each such payment to be earned by, and payable to, each such Lender on the Second Amendment Effective Date (it being understood and agreed that for tax purposes only the 2013 New First-Lien Term Loan Upfront Fee shall be treated as a payment described in Treas. Reg. Section 1.1273-2(g)(2)), which 2013 New First-Lien Term Loan Upfront Fee, 2013 Converting First-Lien Term Loan Upfront Fee and 2013 Extended Revolving Credit Upfront Fee shall be payable in immediately available funds and, once paid, be non-refundable.

(f) An amount equal to the Net Cash Proceeds from the incurrence of the 2013 New First-Lien Term Loans, less the sum of (w) all accrued but unpaid interest with respect to the Existing First-Lien Term Loans, Extended First-Lien Term Loans, Extended Revolving Loans, Existing Non-Extended Revolving Loans and Swingline

Loans as of the Second Amendment Effective Date, (x) the 2013 Converting First-Lien Term Loan Upfront Fee, (y) the 2013 Extended Revolving Credit Upfront Fee and (z) all accrued but unpaid Fees under the Revolving Credit Facilities as of the Second Amendment Effective Date, shall have been applied (immediately following the consummation of the 2013 Term Loan Conversion) to make an optional prepayment of Existing First-Lien Term Loans and Extended First-Lien Term Loans not subject to the 2013 Term Loan Conversion (on a ratable basis between such Classes) pursuant to, and in accordance with the requirements of, Section 2.12 of the Credit Agreement (as modified hereby) and all accrued but unpaid interest, fees and premiums (if any) with respect to all Existing First-Lien Term Loans and Extended First-Lien Term Loans (irrespective of whether such Term Loans are subject to the 2013 Term Loan Conversion and whether such accrued amounts are otherwise then due and payable by the terms of the Credit Agreement), as well as any amounts payable pursuant to Section 2.16 of the Credit Agreement (as modified hereby), shall have been paid in full.

(g) All Revolving Loans and Swingline Loans made pursuant to the Existing Non-Extended Revolving Credit Commitments and the Extended Revolving Credit Commitments shall have been repaid in full, together with all interest, Fees and other amounts accrued under the Revolving Credit Facility as of the Second Amendment Effective Date, and all Existing Non-Extended Revolving Credit Commitments and Extended Revolving Credit Commitments shall have been terminated pursuant to, and in accordance with the requirements of, Section 2.09(b) of the Credit Agreement, as modified hereby (it being acknowledged and agreed that all Letters of Credit issued and outstanding as of the Second Amendment Effective Date shall, pursuant to Section 2.09(e) of the Credit Agreement (as amended hereby) remain outstanding and be deemed to have been issued under the 2013 Extended Revolving Credit Commitments).

(h) The Borrowers, the Loan Parties and the Collateral Agent shall have duly executed and delivered to the Administrative Agent a “Representative Supplement” with respect to the First-Lien Intercreditor Agreement, dated the Second Amendment Effective Date, in substantially the form attached as Annex II to the First-Lien Intercreditor Agreement.

SECTION 7. Post-Closing Requirements. Within 90 days after the Second Amendment Effective Date (or such later date as may be acceptable to the Administrative Agent in its sole discretion), the US Borrower shall deliver to the Administrative Agent:

(a) an amendment to each existing First-Lien Mortgage, in form and substance reasonably acceptable to the Administrative Agent;

(b) an opinion of counsel in each state where each First-Lien Mortgage amendment is to be recorded, in form and substance and from counsel reasonably acceptable to the Administrative Agent; and

(c) a title search confirming that each existing First-Lien Mortgage, as amended, is a first priority Lien on the property encumbered thereby, subject to Permitted Liens.

SECTION 8. Waivers and Consents to Credit Agreement. The Required Lenders hereby waive (and direct the Administrative Agent to waive), (i) the provisions of Section 2.03 of the Credit Agreement requiring three Business Days’ prior written notice of the proposed Eurodollar Borrowing of the 2013 New First-Lien Term Loans, the 2013 Converted Existing First-Lien Term Loans, the 2013 Converted Extended First-Lien Term Loans and/or the 2013 Extended Revolving Loans on the Second Amendment Effective Date, (ii) the provisions of Section 2.09(b) of the Credit Agreement requiring three Business Days’ prior written notice of the proposed termination of the Existing Non-Extended Revolving Credit Commitments and the Extended Revolving Credit Commitments on the Second Amendment Effective Date and (iii) subject to Section 2.16 of the Credit Agreement, the provision in Section 2.12 of the Credit Agreement requiring three Business Days’ prior written notice of the prepayment of Term Loans and/or Revolving Loans maintained as Eurodollar Loans to the extent (and only to the extent) financed with the proceeds of 2013 New First-Lien Term Loans and/or 2013 Extended Revolving Loans, but only so long as the Borrowers shall have provided the Administrative Agent notice of the proposed Borrowing of 2013 New First-Lien Term Loans and 2013 Extended Revolving Loans, the proposed termination of the Existing Non-Extended Revolving Credit Commitments and the Extended Revolving Credit Commitments and the prepayment of the Term Loans and/or Revolving Loans before 12:00 noon (New York time) on the Business Day on which such Borrowing, termination or prepayment is to be made, and subject, in the case of preceding clause (i), to the terms of Section 2.10(c) of the Credit Agreement (as amended hereby).

SECTION 9. Effect of Amendment. (a) Except as expressly set forth in this Second Amendment or in the Credit Agreement, this Second Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Agents under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Without limiting the generality of the foregoing, the Security Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents (including all 2013 New First-Lien Term Loans, all 2013 Converted Existing First-Lien Term Loans, all 2013 Converted Extended First-Lien Term Loans and all Revolving Credit Exposure under the 2013 Extended Revolving Credit Commitments), in each case, as amended by this Second Amendment. Nothing herein shall be deemed to entitle the Borrowers to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

(b) On and after the Second Amendment Effective Date, each reference in (i) the Credit Agreement, (ii) the Intercreditor Agreement and (iii) the First-Lien Guarantee and Collateral Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to (i) the Credit Agreement, (ii) the Intercreditor Agreement and (iii) the First-Lien Guarantee and Collateral Agreement in any other Loan Document, in each case shall be deemed a reference to (i) the Credit Agreement, (ii) the Intercreditor Agreement and (iii) the First-Lien Guarantee and Collateral Agreement (as amended by this Second Amendment), as the case may be. This Second Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 10. Costs and Expenses. The Borrowers hereby agree to reimburse the Administrative Agent for its reasonable and documented out-of-pocket expenses in connection with this Second Amendment, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in each case, as required to be reimbursed pursuant to the Credit Agreement.

SECTION 11. Reaffirmation. By executing and delivering a counterpart hereof, (i) each Borrower hereby agrees that all Loans incurred by the Borrowers (including, without limitation, the 2013 New First-Lien Term Loans incurred by the US Borrower, the 2013 Converted Existing First-Lien Term Loans and the 2013 Converted Extended First-Lien Term Loans incurred pursuant to the 2013 Term Loan Conversion) and all Revolving Credit Exposure (including, without limitation, Revolving Credit Exposure incurred pursuant to the 2013 Extended Revolving Credit Commitments) shall be guaranteed pursuant to the First-Lien Guarantee and Collateral Agreement (as amended hereby) in accordance with the terms and provisions thereof and shall be secured pursuant to the First-Lien Security Documents (as amended hereby) in accordance with the terms and provisions thereof and (ii) each Borrower and each other Loan Party hereby (A) agrees that, notwithstanding the effectiveness of this Second Amendment, after giving effect to this Second Amendment, the First-Lien Security Documents continue to be in full force and effect and (B) affirms and confirms all of its obligations and liabilities under the Credit Agreement and each other Loan Document (including the 2013 New First-Lien Term Loans, the 2013 Converted Existing First-Lien Term Loans, the 2013 Converted Extended First-Lien Term Loans and the Revolving Credit Exposure related to the 2013 Extended Revolving Credit Commitments), in each case after giving effect to this Second Amendment, including its guarantee of the Obligations and the pledge of and/or grant of a security interest in its assets as Collateral pursuant to the Security Documents (as amended hereby) to secure such Obligations, all as provided in the Security Documents (as amended hereby), and acknowledges and agrees that such obligations, liabilities, guarantee, pledge and grant continue in full force and effect in respect of, and to secure, such Obligations under the Credit Agreement and the other Loan Documents, in each case after giving effect to this Second Amendment.

SECTION 12. GOVERNING LAW. THIS SECOND AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. SECTION 9.07 OF THE CREDIT AGREEMENT IS HEREBY INCORPORATED BY REFERENCE INTO THIS SECOND AMENDMENT AND SHALL APPLY TO THIS SECOND AMENDMENT, MUTATIS MUTANDIS.

SECTION 13. Counterparts. This Second Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by facsimile or other electronic transmission (including in “.pdf” or “.tif” format) of an executed counterpart of a signature page to this Second Amendment shall be effective as delivery of an original executed counterpart of this Second Amendment.

SECTION 14. Headings. Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Second Amendment.

SECTION 15. Severability. Section 9.12 of the Credit Agreement is hereby incorporated by reference into this Second Amendment and shall apply to this Second Amendment.

[Remainder of page intentionally blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed by their duly authorized officers, all as of the date and year first above written.

UNIVISION COMMUNICATIONS INC.

By:	/s/ Peter H. Lori
Name:	Peter H. Lori
Title:	Executive Vice President and
Chief Accounting Officer

UNIVISION OF PUERTO RICO INC.

By:	/s/ Peter H. Lori
Name:	Peter H. Lori
Title:	Executive Vice President and Chief Accounting Officer

Signature Page to Univision Second Amendment

BROADCAST MEDIA PARTNERS HOLDINGS, INC

EL TRATO, INC.

GALAVISION, INC.

HPN NUMBERS, INC.

KAKW LICENSE PARTNERSHIP, L.P.

KCYT-FM LICENSE CORP.

KDTV LICENSE PARTNERSHIP, G.P.

KECS-FM LICENSE CORP.

KESS-AM LICENSE CORP.

KESS-TV LICENSE CORP.

KFTV LICENSE PARTNERSHIP, G.P.

KHCK-FM LICENSE CORP.

KICI-AM LICENSE CORP.

KICI-FM LICENSE CORP.

KLSQ-AM LICENSE CORP.

KLVE-FM LICENSE CORP.

KMEX LICENSE PARTNERSHIP, G.P.

KMRT-AM LICENSE CORP.

KTNQ-AM LICENSE CORP.

KTVW LICENSE PARTNERSHIP, G.P.

KUVI LICENSE PARTNERSHIP, G.P.

KUVN LICENSE PARTNERSHIP, L.P.

KUVS LICENSE PARTNERSHIP, G.P.

KWEX LICENSE PARTNERSHIP, L.P.

KXLN LICENSE PARTNERSHIP, L.P.

LICENSE CORP. NO. 1

LICENSE CORP. NO. 2

PTI HOLDINGS, INC.

RAWHIDE RADIO, LLC

SERVICIO DE INFORMACION PROGRAMATIVA, INC.

STATION WORKS, LLC

THE UNIVISION NETWORK LIMITED PARTNERSHIP

TICHENOR LICENSE CORPORATION

TMS LICENSE CALIFORNIA, INC.

UFERTAS, LLC

UNIMAS ALBUQUERQUE LLC

UNIMAS BAKERSFIELD LLC

UNIMAS BOSTON LLC

UNIMAS D.C. LLC

UNIMAS DALLAS LLC

UNIMAS FRESNO LLC

UNIMAS HOUSTON LLC

UNIMAS LOS ANGELES LLC

UNIMAS MIAMI LLC

UNIMAS NETWORK

UNIMAS OF SAN FRANCISCO, INC.

UNIMAS ORLANDO INC.

UNIMAS PARTNERSHIP OF DOUGLAS

UNIMAS PARTNERSHIP OF FLAGSTAFF

UNIMAS PARTNERSHIP OF FLORESVILLE

UNIMAS PARTNERSHIP OF PHOENIX

UNIMAS PARTNERSHIP OF SAN ANTONIO

UNIMAS PARTNERSHIP OF TUCSON

UNIMAS SACRAMENTO LLC

UNIMAS SAN FRANCISCO LLC

UNIMAS SOUTHWEST LLC

UNIMAS TAMPA LLC

UNIMAS TELEVISION GROUP, INC.

UNIVISION ATLANTA LLC

UNIVISION CLEVELAND LLC

UNIVISION EMERGING NETWORKS, LLC

UNIVISION ENTERPRISES, LLC

UNIVISION FINANCIAL MARKETING, INC.

UNIVISION HOME ENTERTAINMENT, INC.

UNIVISION INTERACTIVE MEDIA, INC.

UNIVISION INVESTMENTS, INC.

UNIVISION LOCAL MEDIA INC.

UNIVISION MANAGEMENT CO.

UNIVISION NETWORK PUERTO RICO PRODUCTION LLC

UNIVISION NETWORKS & STUDIOS, INC.

UNIVISION NEW YORK LLC

UNIVISION OF ATLANTA INC.

UNIVISION OF NEW JERSEY INC.

UNIVISION OF PUERTO RICO REAL ESTATE COMPANY

UNIVISION OF RALEIGH, INC.

UNIVISION PHILADELPHIA LLC

UNIVISION PUERTO RICO STATION ACQUISITION COMPANY

UNIVISION PUERTO RICO STATION OPERATING COMPANY

UNIVISION PUERTO RICO STATION PRODUCTION COMPANY

UNIVISION RADIO CORPORATE SALES, INC.

UNIVISION RADIO FLORIDA, LLC

UNIVISION RADIO FRESNO, INC.

UNIVISION RADIO GP, INC.

UNIVISION RADIO HOUSTON LICENSE CORPORATION

UNIVISION RADIO INVESTMENTS, INC.

UNIVISION RADIO LAS VEGAS, INC.

UNIVISION RADIO LICENSE CORPORATION

UNIVISION RADIO LOS ANGELES, INC.

UNIVISION RADIO NEW MEXICO, INC.

UNIVISION RADIO NEW YORK, INC.

UNIVISION RADIO PHOENIX, INC.

UNIVISION RADIO SAN DIEGO, INC.

UNIVISION RADIO SAN FRANCISCO, INC.

UNIVISION RADIO, INC.

UNIVISION SERVICES, INC.

UNIVISION STUDIOS, LLC

UNIVISION TELEVISION GROUP, INC.

UNIVISION TEXAS STATIONS LLC

UNIVISION-EV HOLDINGS, LLC

UVN TEXAS L.P.

WADO RADIO, INC.

WADO-AM LICENSE CORP.

WGBO LICENSE PARTNERSHIP, G.P.

WLTV LICENSE PARTNERSHIP, G.P.

WLXX-AM LICENSE CORP.

WPAT-AM LICENSE CORP.

WQBA-AM LICENSE CORP.

WQBA-FM LICENSE CORP.

WXTV LICENSE PARTNERSHIP, G.P.

By:	/s/ Peter Lori V
Name:	Peter Lori V
Title:	Executive Vice President and
Chief Accounting Officer

Signature Page to Univision Second Amendment

UNIMAS CHICAGO LLC
UNIVISION RADIO BROADCASTING PUERTO RICO, L.P.
UNIVISION RADIO BROADCASTING TEXAS, L.P.
UNIVISION RADIO ILLINOIS, INC.
WLII/WSUR LICENSE PARTNERSHIP, G.P.
WUVC LICENSE PARTNERSHIP G.P.

By:	/s/ Peter Lori
Name:	Peter Lori
Title:	Vice President, Assistant
Secretary and Assistant Treasurer

Signature Page to Univision Second Amendment

DEUTSCHE BANK AG NEW YORK BRANCH,
as Administrative Agent, 2013 New First-Lien
Term Loan Lender, 2013 Extended Revolving
Credit Lender and First-Lien Collateral Agent

By:	/s/ Anca Trifan
	Name:	Anca Trifan
	Title:	Managing Director

By:	/s/ Dusan Lazarov
	Name:	Dusan Lazarov
	Title:	Director

Signature Page to Univision Second Amendment

SIGNATURE PAGE TO THE SECOND AMENDMENT TO CREDIT AGREEMENT; FIRST AMENDMENT TO INTERCREDITOR AGREEMENT; AND FIRST AMENDMENT TO FIRST-LIEN GUARANTEE AND COLLATERAL AGREEMENT DATED AS OF THE DATE FIRST WRITTEN ABOVE, WITH RESPECT TO, INTER ALIA, THE CREDIT AGREEMENT, DATED AS OF MARCH 29, 2007, AS AMENDED AS OF JUNE 19, 2009, AS AMENDED AND RESTATED AS OF OCTOBER 26, 2010, AND AS FURTHER AMENDED AS OF AUGUST 21, 2012, AMONG UNIVISION COMMUNICATIONS INC., UNIVISION OF PUERTO RICO INC., DEUTSCHE BANK AG NEW YORK BRANCH, AS ADMINISTRATIVE AGENT, AND VARIOUS LENDERS AND AGENTS PARTY THERETO

By executing this signature page:

A.	as a 2013 Converting Existing First-Lien Term Loan Lender, the undersigned institution agrees (i) to the terms of the Second Amendment and (ii) on the terms and subject to the conditions set forth in the Second Amendment and the Credit Agreement (as amended by the Second Amendment), to convert all or a portion of its Existing First-Lien Term Loans into a 2013 Converted Existing First-Lien Term Loan on the Second Amendment Effective Date in a principal amount equal to its Allocated Existing Term Loan Converted Amount; and/or

B.	as a 2013 Converting Extended First-Lien Term Loan Lender, the undersigned institution agrees (i) to the terms of the Second Amendment and (ii) on the terms and subject to the conditions set forth in the Second Amendment and the Credit Agreement (as amended by the Second Amendment), to convert all or a portion of its Extended First-Lien Term Loans into a 2013 Converted Extended First-Lien Term Loan on the Second Amendment Effective Date in a principal amount equal to its Allocated Extended Term Loan Converted Amount; and/or

C.	as a 2013 New First-Lien Term Loan Lender, the undersigned institution agrees (i) to the terms of the Second Amendment and (ii) on the terms and subject to the conditions set forth in the Second Amendment and the Credit Agreement (as amended by the Second Amendment), to make a 2013 New First-Lien Term Loan on the Second Amendment Effective Date in a principal amount set forth opposite its name on Schedule 1 hereto; and/or

D.	as a 2013 Extended Revolving Credit Lender, the undersigned institution (i) agrees to the terms of the Second Amendment and (ii) on the terms and subject to the conditions set forth in the Second Amendment and the Credit Agreement (as amended by the Second Amendment), to provide a 2013 Extended Revolving Credit Commitment in the amount set forth opposite its name on Schedule 1 hereto; and/or

E.	as a Lender, the undersigned institution agrees to the terms of the Second Amendment.

Signature Page to Univision Second Amendment

SCHEDULE 1

2013 NEW FIRST-LIEN TERM LOAN COMMITMENTS

2013 New First-Lien Term Loan Lender	2013 New First-Lien Term Loan Commitment
Deutsche Bank AG New York Branch	$1,100,000,000

2013 EXTENDED REVOLVING CREDIT COMMITMENTS

2013 Extended Revolving Credit Lender	2013 Extended Revolving Credit Commitment
Deutsche Bank AG New York Branch	$125,000,000
Bank of America, N.A.	$90,000,000
Barclays Bank PLC	$80,000,000
Credit Suisse AG, Cayman Islands Branch	$70,000,000
Wells Fargo Bank, National Association	$62,622,405.27
Natixis, New York Branch	$35,000,000
Mizuho Corporate Bank, Ltd.	$25,000,000